                                                                  EXHIBIT (i)(2)

        [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]


                               December 22, 2000


Van Kampen Equity Trust II
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                   Re:  Post-Effective Amendment No. 4 to the
                        Registration Statement on Form N-1A
                        for the Van Kampen Equity Trust II
                        (the "Registration Statement")
                        (File Nos. 333-75493 and 811-9279)
                        ----------------------------------


               We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                 Very truly yours,


                                                 /s/ SKADDEN, ARPS, SLATE,
                                                     MEAGHER & FLOM (ILLINOIS)